Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18479) pertaining to the 2009 Equity Incentive Plan of OmniComm Systems Incorporated with respect to the consolidated financial statements for the years ended December 31, 2014 and 2013 of OmniComm Systems Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2014.

Liggett, Vogt & Webb, P.A.

Liggett, Vogt & Webb, P.A.

Certified Public Accountants

Boynton Beach, Florida

March 31, 2015